EXHIBIT 4.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER, OR NOT SUBJECT TO, THE ACT AND SUCH STATE SECURITIES LAWS.


                            UNIT WARRANT CERTIFICATE
                                       OF
                                 REMEDENT, INC.

Date of Issuance: _________, 20__                                    No.  _____

     THIS UNIT WARRANT CERTIFICATE ("Warrant Certificate") certifies that, for value received, ____________________, or its permitted assigns registered on the books (collectively, the "Holder") of Remedent, Inc., a Nevada corporation (the "Company"), having its principal place of business at Xavier de Cocklaan 42, 9831 Deurle, Belgium, is entitled to purchase at any time on or prior to the Expiration Date (hereinafter defined), up to ____________units (the "Units") consisting of one share of Common Stock of the Company and one Common Stock Purchase Warrant in the form attached hereto as Exhibit "A" at $1.50 per Unit (the "Purchase Price"). The Purchase Price and number of Units issuable are subject to adjustment as provided in Section 9.

     Section 1. Registration. The Company shall maintain books for the transfer and registration of this Warrant Certificate. Upon the initial issuance of this Warrant Certificate, the Company shall issue and register the Warrant Certificate in the name of the Holder.

     Section 2. Transfers. As provided herein, this Warrant Certificate may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") and the applicable state securities laws or an exemption from such registrations. Subject to such restrictions, the Company shall transfer this Warrant Certificate from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Company.

     Section 3. Exercise of Warrant Certificate. Subject to the provisions hereof, the Holder may exercise this Warrant Certificate in whole or in part at any time prior to its expiration upon surrender of the Warrant Certificate, together with delivery of the duly executed Warrant Exercise Form attached hereto as Exhibit "B" (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cash-less exercise as provided below) for the aggregate amount equal to the Purchase Price multiplied by the number of Units then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder). The Units so purchased shall be deemed to be issued to the Holder or the Holder's designee, as the record owner of such Units, as of the close of business on the date on which this Warrant Certificate shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the total Purchase Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates and warrants for Units so purchased, representing the aggregate number of Units specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after this Warrant Certificate shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant Certificate shall have been exercised only in part, then, unless this Warrant Certificate has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant Certificate representing the number of Units with respect to which this Warrant Certificate shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     Section 4.  Expiration.  The term  "Expiration  Date"  shall mean 5:00 p.m.
(PST) on July 20, 2010 or if such date shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (PST) the next following date which is not a holiday or a day on which banks are not authorized to close.

     Section 5. Compliance with the Securities Act of 1933. The Company may cause the legend set forth on the first page of this Warrant Certificate to be set forth on each subsequent Warrant Certificate or similar legend on any security issued or issuable upon exercise of this Warrant Certificate, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Units issuable upon the exercise of the Warrant Certificate; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates or warrants for the Units in a name other than that of the Holder in respect of which such Units are issued, and in such case, the Company shall not be required to issue or deliver any certificate or warrants in connection with the Units until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

     Section 7. Mutilated or Missing Warrant Certificate. In case this Warrant Certificate shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and for the purchase of a like number of Units, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant Certificate, and with respect to a lost, stolen or destroyed Warrant Certificate, reasonable indemnity or bond with respect thereto, if requested by the Company.

     Section 8. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 8, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant Certificate The Company agrees that all Units issued upon due exercise of this Warrant Certificate shall be, at the time of delivery, duly authorized, validly issued, fully paid and non-assessable.

     Section 9.  Adjustments.  Subject and  pursuant to the  provisions  of this
Section 9, the Purchase Price and number of Units subject to this Warrant Certificate shall be subject to adjustment from time to time as set forth hereinafter.

          (a) If the Company shall, at any time or from time to time while this Warrant Certificate is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Units purchasable upon exercise of the Warrant Certificate and the Purchase Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter exercising the Warrant Certificate shall be entitled to receive the number of Units Holder would have received if the Warrant Certificate had been exercised immediately prior to such event upon payment of the Purchase Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Units immediately theretofore issuable upon exercise of the Warrant Certificate, such Units, shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Units equal to the number of Units immediately theretofore issuable upon exercise of the Warrant Certificate, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Purchase Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Units, shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such Units, shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant Certificate. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Purchase Price to be in effect after such payment date shall be determined by multiplying the Purchase Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "Bulletin Board") or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Holder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder. Such adjustment shall be made successively whenever such a payment date is fixed.

          (d) An adjustment to the Purchase Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (e) In the event that, as a result of an adjustment made pursuant to this Section 9, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant Certificate shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Units contained in this Warrant Certificate.

          (f) Except as provided in subsection (g) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections
     (f)(l) through (f)(7) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing Purchase Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

                  Adjusted Purchase Price = (A x B) + D
                                                     A+C

                         where

                         "A"  equals  the  number  of  shares  of  Common  Stock
                    outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

                         "B" equals  the  Purchase  Price in effect  immediately
                    preceding such Trigger Issuance;

                         "C" equals the  number of  Additional  Shares of Common
                    Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

                         "D"  equals  the  aggregate   consideration,   if  any,
                    received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Purchase Price after giving effect to such Trigger Issuance be greater than the Purchase Price in effect prior to such Trigger Issuance.

     For purposes of this subsection (f), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (f), other than Excluded Issuances (as defined in subsection (g) hereof).

     For purposes of this  subsection (f), the following  subsections  (f)(l) to
(f)(7) shall also be applicable:

          (f)(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Purchase Price. Except as otherwise provided in subsection 9(f)(3), no adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (f)(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Purchase Price, provided that (a) except as otherwise provided in subsection 9(f)(3), no adjustment of the Purchase Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Purchase Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Purchase Price have been made pursuant to the other provisions of subsection 9(f).

          (f)(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 9(f)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 9(f)(l) or 9(f)(2), or the rate at which Convertible Securities referred to in subsections 9(f)(l) or 9(f)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Purchase Price in effect at the time of such event shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 9(f) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 9(f) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Purchase Price then in effect hereunder shall forthwith be changed to the Purchase Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          (f)(4)  Stock  Dividends.  Subject to the  provisions  of this Section
     9(f), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common

     Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (f)(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "Additional Rights") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

          (f)(6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (f)(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (f).

     (g) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Purchase Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (C) securities issued pursuant to that certain Purchase Agreement dated July 6, 2005, among the Company and the Investors named therein (the "Purchase Agreement") and securities issued upon the exercise or conversion of those securities, (D) the securities issued to the Other Investors pursuant to the Offering (as each of such terms are defined in the Purchase Agreement) and (E) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Purchase Price pursuant to the other provisions of this Warrant Certificate) (collectively, "Excluded Issuances").

     (h) Upon any adjustment to the Purchase Price pursuant to Section 9(f) above, the number of Units purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately thereafter.

     (i) No adjustment of the Purchase Price shall be made in an amount of less than 1% of the Purchase Price in effect at the time of adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with the adjustments so carried forward, shall amount to not less than 1% of the Purchase Price.

     Section 10. Fractional Interest. The Company shall not be required to issue fractions of Units upon the exercise of this Warrant Certificate.

     Section 11. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (as defined in that certain Registration Rights Agreement dated July 6, 2005 between the Company and the Investors defined therein (the "Registration Rights Agreement")) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (whether alone, or in combination with any other Blackout Period) continues for more than 60 days in any 12 month period, or for more than a total of 90 days, then the Expiration Date of this Warrant Certificate shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that the Blackout Period continues.

     Section 12. Benefits. Nothing in this Warrant Certificate shall be construed to give any person, firm or corporation (other than the Company and the Holder) any legal or equitable right, remedy or claim, it being agreed that this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Holder.

     Section 13. Notices to Holder. Upon the happening of any event requiring an adjustment of the Purchase Price, the Company shall promptly give written notice thereof to the Holder at the address appearing in the records of the Company, stating the adjusted Purchase Price and the adjusted number of Units resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Holder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 14. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Interwest Transfer Co., Inc. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant Certificate, the Company will mail to the Holder a statement setting forth the name and address of such transfer agent.

     Section 15. Notices. Unless otherwise provided, any notice required or permitted under this Warrant Certificate shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Holder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Holder or the Company may designate by ten days' advance written notice to the other:


                      If to the Company:

                           Remedent, Inc.
                           Xavier de Cocklaan 42
                           9831, Deurle, Belgium
                           Attention:    Robin List, Chief Executive Officer
                           Fax:  011-32-9-321-7090

                           With a copy to:


                                    Bartel Eng & Schroder
                                    1331 Garden Hwy, Suite 300
                                    Sacramento, California 95833
                                    Attention:  Scott Bartel, Esq.
                                    Fax:  (916) 442-3442

     Section 16. Registration Rights. The initial Holder is entitled to the benefit of certain registration rights, as provided in the Registration Rights Agreement, with respect to the shares of Common Stock issuable upon the exercise of this Warrant Certificate and any subsequent Holder may be entitled to such rights subject to the terms of the Registration Rights Agreement.

     Section 17. Successors. All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 18. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

     Section 19. No Rights as Stockholder. Prior to the exercise of this Warrant Certificate, the Holder shall not have or exercise any rights as a stockholder of the Company by virtue of ownership of this Warrant Certificate.

     Section 20. Amendment; Waiver. Any term of this Warrant Certificate may be amended or waived (including the adjustment provisions included in Section 9 of this Warrant Certificate) upon the written consent of the Company and the Holder hereof.

     Section 21. Section Headings. The section headings in this Warrant Certificate are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, as of the ___th day of ____, 2005.

                                      REMEDENT, INC.


                                      By:___________________________
                                         Name: Robin List
                                         Title: Chief Executive Officer

                                   EXHIBIT "A"

                      FORM OF COMMON STOCK PURCHASE WARRANT

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THE WARRANTS REPRESENTED BY THE WARRANT CERTIFICATE NOR THE SECURITIES UNDERLYING THE WARRANTS MAY BE TRANSFERRED EXCEPT
(A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER, OR NOT SUBJECT TO, THE ACT AND SUCH STATE SECURITIES LAWS.


                              FORM OF COMMON STOCK
                          PURCHASE WARRANT CERTIFICATE
                                       OF
                                 REMEDENT, INC.

Date of Issuance:  __________                        Certificate Number:  W-___

     THIS COMMON STOCK PURCHASE WARRANT CERTIFICATE ("Warrant Certificate") certifies that, for value received, ____________ or its permitted assigns registered on the books (collectively, the "Holder") of Remedent, Inc., a Nevada corporation (the "Company"), having its principal place of business at Xavier de Cocklaan 42, 9831 Deurle, Belgium, is entitled to purchase at any time on or prior to the Expiration Date (hereinafter defined), up to ___________shares of Common Stock of the Company ("Common Stock") at a purchase price as set forth below, subject to adjustment as hereinafter provided.

     1. Warrant Purchase Price. Each Warrant shall entitle the Holder to purchase one share of Common Stock and the purchase price payable upon exercise of one Warrant shall be $1.75 per share ("Purchase Price"). The Purchase Price and number of shares of Common Stock ("Warrant Shares") issuable upon exercise of each Warrant are subject to adjustment as provided in Section 6.

     2. Exercise of Warrant.

          (a) Method of Exercise. Pursuant to the terms and conditions set forth in this Warrant Certificate, the Warrants are exercisable at any time, on or before the Expiration Date, at the option of the Holder, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A , and payment of an amount equal to the Purchase Price multiplied by the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

     3. Expiration. The term "Expiration Date" shall mean 5:00 p.m. (PST) on ____________ (3 Years from Date of Issuance) or if such date shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (PST) the next following date which is not a holiday or a day on which banks are not authorized to close.

     4. Agreement of Holder. The Holder acknowledges that the Warrants represented by this Warrant Certificate have not been registered under the Act and accordingly that they will not be transferred or sold except pursuant to an effective registration statement under the Act or an exemption therefrom, or in a transaction not subject thereto, and in compliance with all state securities laws.

     5. Loss or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

     6. Adjustment of Purchase Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon the exercise of the Warrants and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Splits, Combinations, Reclassifications. In the event the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to the Holders of the outstanding shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the effective date of such event or any record date with respect thereto.

          (b) Reorganizations, Mergers, Consolidations or Sales of Assets. In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.

          (c) Notice of Capital Changes. If at any time the Company shall effect any of the events described in subsections (a) and (b) above, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which (i) a record shall be taken for such dividends, distributions and the like or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such written notice shall be given at least five business (5) days prior to the relevant event.

          (d) Adjustment of Purchase Price. Upon each adjustment in the number of Warrant Shares purchasable hereunder, the Purchase Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted, as determined in good faith by the Board of Directors of the Company.

          (e) Certificates of Adjustments. Whenever the Purchase Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to this Section 6, the Company shall prepare a certificate signed by the chief executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed, by first class mail, postage prepaid, to the Holder.

     7. No Voting Rights. Except as otherwise provided herein, this Warrant Certificate shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, in respect of any matters whatsoever, prior to the exercise hereof.

     8. Warrants Transferable. Subject to the provisions of Section 4, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant Certificate properly endorsed; provided, however, that without the prior written consent of the Company, this Warrant Certificate and all rights hereunder may be transferred only to (i) an affiliate of the initial Holder hereof or successor in interest to any such person, or (ii) pursuant to the registration of the Warrants or the Warrant Shares under the Act, subsequent to one year from the date hereof pursuant to an exemption under Rule 144 under the Act or pursuant to another exemption from such registration or in a transaction not subject to registration. For the purposes of this section, "affiliate" means, with respect to any person, any entity controlling, controlled by or under common control with such designated person, and "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     9. Fractional Shares. Notwithstanding that the number of Warrant Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of shares upon the exercise of the Warrants or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of the Warrants. Holder hereby waives any right to receive fractional shares.

     10. Redemption. This Warrant, to the extent that it has not been exercised, may be redeemed by the Company on the terms and conditions set forth in this
Section 10.

          10.1. Vesting of Redemption Right. The right of the Company to redeem this Warrant shall not vest unless and until the closing "bid" price of the Company's Common Stock exceeds $3.50 per share for thirty (30) consecutive trading days. Once the Company's right to redeem this warrant has vested, the Company shall have the right to redeem this Warrant during the remaining term of the Warrant.

          10.2. Redemption Price. The redemption price to be paid by the Company shall be $0.01 per Warrant Share (the "Redemption Price") remaining unexercised by the Holder at the Effective Date of Redemption as provided for herein. The Redemption Price shall be paid by the Company within ten
     (10) business days from the Effective Date of Redemption.

          10.3. Effective Date of Redemption. The redemption of this Warrant will be effective (the "Effective Date of Redemption") thirty days after the mailing of a written notice of redemption (the "Redemption Notice") to the Holder of this Warrant by first class mail to the address of the Holder appearing on the books and records of the Company, provided, however, that the Company's right to redeem this Warrant has vested and the condition precedent to the Company's right to redeem as provided for in Section 10.4 has been satisfied. This Warrant may be exercised by the Holder at any time prior to the Effective Date of Redemption.

          10.4 Condition Precedent to Redemption. The Company's right to redeem this Warrant is subject to a condition precedent that the Warrant Shares underlying this Warrant have been included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "Commission" under the Securities Act of 1933, as amended, and such registration statement is not the subject of any stop order issued by the Commission and remains effective at all times from the mailing of the Redemption Notice to the Holder and the Effective Date of Redemption provided for in Section 10.3.

     11. Successors and Assigns. This Warrant Certificate shall be binding on and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties.

     12. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

     IN WITNESS WHEREOF, this Warrant Certificate has been executed as of this ___ day of _________, 200__.

                                     REMEDENT, INC.
                                     a Nevada corporation


                                     By:
                                        Robin List, President and CEO

                                    EXHIBIT A

                               NOTICE OF EXERCISE

     The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, the Warrant to purchase shares of Common Stock of Remedent, Inc., a Nevada corporation (the "Warrant Shares"), in accordance with the terms of the Warrant Certificate, including but not limited to, the investor representations and warranties made in connection with the Warrant, and herewith makes payment of the Purchase Price of such Warrant Shares in full.


     In connection to this Notice of Exercise the undersigned hereby represents and warrants to the Company as follows:

     (a) The undersigned represents that the Warrant Shares to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of securing, granting any participation in or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Warrant Shares.

     (b) The undersigned is fully aware of: (1) the highly speculative nature of the investment in the Warrant Shares; (2) the financial hazards involved; (3) the lack of liquidity of the Warrant Shares and the restrictions on transferability of the Warrant Shares; and (4) the qualifications and backgrounds of the management of the Company.

     (c) The undersigned understands and acknowledges that the offering of the Warrant Shares have not and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") on the ground that the sale and the issuance of securities hereunder is exempt pursuant to Section 4(2) of the Securities Act, and that the Company's reliance on such exemption is predicated on the undersigned's representations set forth herein.

     (d) At no time was the undersigned presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Warrant Shares.

     (e) The certificates for the Warrant Shares will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with federal or state securities law or to secure or protect any applicable exemptions from registration or qualification.

     (f) The undersigned represents that it is experienced in evaluating development stage companies such as the Company, is able to fend for itself in transactions, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, and has the ability to bear the economic risks of the investment.

     (g) The undersigned acknowledges and understands that the Warrant Shares, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Warrant Shares.

     (h) The undersigned acknowledges that it has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The undersigned understands that before the Warrant Shares, may be sold under Rule 144, the following conditions must be fulfilled, except as otherwise described below: (1) certain public information about the Company must be available, (2) the sale must occur at least one year after the later of the date the Warrant Shares were sold by the Company or the date they were sold by an affiliate of the Company, (3) the sale must be made in a broker's transaction or in a transaction directly with a market maker, and (4) the number of Warrant Shares sold must not exceed certain volume limitations. If, however, the sale occurs at least two years after the Warrant Shares were sold by the Company or an affiliate of the Company, and if the undersigned is not an affiliate of the Company, the foregoing conditions will not apply.

     (i) The undersigned acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from registration will be required for any disposition of its stock. The undersigned understands that although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

     (j) The undersigned covenants that, in the absence of an effective registration statement covering the Warrant Shares, it will sell, transfer, or otherwise dispose of the Warrant Shares only in a manner consistent with its representations and covenants set forth herein. In connection therewith the undersigned acknowledges that the Company shall make a notation on its stock books regarding the restrictions on transfer set forth herein and shall transfer shares on the books of the Company only to the extent not inconsistent therewith.



Date: ________________20__

                                            Name of Holder


                                            Signature


                                            Address

                                   EXHIBIT "B"

                          FORM OF WARRANT EXERCISE FORM

                                 REMEDENT, INC.
                              WARRANT EXERCISE FORM

To Remedent, Inc.:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate ("Warrant Certificate") for, and to purchase thereunder by the payment of the Purchase Price and surrender of the Warrant Certificate, _______________ Units, consisting of __________shares of Common Stock ("Warrant Shares") and warrants to purchase __________ shares of Common Stock ("Purchase Warrants") provided for therein, and requests that certificates for the Warrant Shares and the Purchase Warrants be issued as follows:

                           ________________________________
                           Name
                           ________________________________
                           Address
                           ________________________________
                           ________________________________
                           Federal Tax ID or Social Security No.

and delivered by       (certified mail to the above address, or
                       (electronically (provide DWAC Instructions:________), or
                       (other (specify): ____________________________________).

and, if the number of Warrant Shares and Purchase Warrants shall not be all the Warrant Shares and Purchase Warrants purchasable upon exercise of the Warrant Certificate, that a new Warrant Certificate for the balance of the Units purchasable upon exercise of this Warrant Certificate be registered in the name of the undersigned or the undersigned's Assignee as below indicated and delivered to the address stated below.


Dated: ___________________, ____
                                                  Signature: _________________
Note:  The signature must correspond with
the name of the Holder as indicated
on the first page of the Warrant Certificate      ______________________________
in every particular, without alteration or        Name (please print)
enlargement or any change whatever, unless the
Warrant Certificate has been assigned.            ______________________________
                                                  ______________________________
                                                  Address
                                                  ______________________________
                                                  Federal Identification or
                                                  Social Security No.

                                                  Assignee:
                                                  ______________________________
                                                  ______________________________
                                                  ______________________________